CSFB05-2FIN  --  2A1

CREDIT SUISSE FIRST BOSTON

Balance   $14,618,022.00   Delay           24            WAC(2)   5.987184650    WAM(2)    232

Coupon    5.50000          Dated           02/01/2005    NET(2)   5.630763       WALA(2)   7

Settle    02/28/2005       First Payment   03/25/2005

Price	1	2	3	4	5	6	7

	Yield	Yield	Yield	Yield	Yield	Yield	Yield
101-00.00	5.19	5.02	4.87	4.71	4.55	4.38	4.20
101-02.00	5.17	5.00	4.84	4.68	4.51	4.33	4.14
101-04.00	5.16	4.97	4.80	4.64	4.46	4.27	4.08
101-06.00	5.14	4.95	4.77	4.60	4.41	4.22	4.02
101-08.00	5.12	4.92	4.74	4.56	4.37	4.16	3.95
101-10.00	5.10	4.90	4.71	4.52	4.32	4.11	3.89
101-12.00	5.09	4.87	4.68	4.48	4.27	4.06	3.83
101-14.00	5.07	4.85	4.65	4.44	4.23	4.00	3.77
101-16.00	5.05	4.82	4.61	4.40	4.18	3.95	3.70
101-18.00	5.04	4.80	4.58	4.36	4.13	3.89	3.64
101-20.00	5.02	4.78	4.55	4.32	4.09	3.84	3.58
101-22.00	5.00	4.75	4.52	4.29	4.04	3.79	3.52
101-24.00	4.98	4.73	4.49	4.25	4.00	3.73	3.46
101-26.00	4.97	4.70	4.45	4.21	3.95	3.68	3.39
101-28.00	4.95	4.68	4.42	4.17	3.90	3.63	3.33
101-30.00	4.93	4.65	4.39	4.13	3.86	3.57	3.27
102-00.00	4.92	4.63	4.36	4.09	3.81	3.52	3.21

Spread @ Center Price	126	123	113	104	92	76	58
WAL	4.40	2.81	2.12	1.71	1.42	1.20	1.04
Mod Durn	3.59	2.48	1.93	1.58	1.33	1.13	0.99
Principal Window	Mar05 - Jul24	Mar05 - May13	Mar05 - Jun10	Mar05 - May09	Mar05 - Aug08	Mar05 - Jan08	Mar05 - Aug07
Prepay	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC	200 PPC

	Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 2.927 3.449 3.626 3.862 4.266 4.662

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.